UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2006
Date of Report (date of earliest event reported)

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 1.01  Entry into a Material Definitive Agreement

On December 11, 2006, Bioject Medical Technologies Inc. (the “Company”) and Bioject, Inc., the Company’s wholly owned subsidiary (“Sub”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Partners for Growth, L.P. (“PFG”).  The Loan Agreement provides for two loan facilities.  One facility is a $500,000 term loan (the “Term Loan”), to be repaid in 18 equal monthly installments, with a maturity date of May 11, 2008.  The Company borrowed the full amount of the Term Loan on December 12, 2006.  The Term Loan bears interest at a monthly rate equal to (i) the greater of 4.5% or the prime rate of Silicon Valley Bank, plus (ii) 1.5%.  The second facility permits the Company and Sub to borrow up to an amount equal to the sum of 75% of their eligible accounts receivable plus 30% of their eligible inventory, up to a maximum of $2 million plus any principal amounts of the Term Loan that have been repaid (the “Revolving Loan”).  On December 12, 2006, the Company borrowed $645,426 under the Revolving Loan, which amount was used to repay all the outstanding obligations of the Company and Sub under the Loan and Security Agreement, dated December 15, 2004, between the Company, Sub and PFG, the loans under which mature on December 15, 2006.  The Revolving Loan matures on May 11, 2008 and bears interest at the greater of (i) 4.5% or the prime rate of Silicon Valley Bank, (ii) plus 2%.  Under the Loan Agreement, the Company and Sub are obligated to pay PFG a collateral handling fee of 0.55% per month on the average amount borrowed during that month.  If the closing price of the Company’s common stock is between $2.00 and $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.38% per month.  If the closing price of the Company’s common stock is at or above $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.22% per month.  Under the Loan Agreement, the Company and Sub granted a security interest in substantially all of their assets to PFG to secure their obligations under the Loan Agreement.

The obligations of the Company and Sub under the Loan Agreement accelerate upon certain events, including a sale or change of control of the Company.

In connection with these agreements, on December 11, 2006, the Company issued to PFG a warrant to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.37 per share.  The warrant expires on December 10, 2011.  The warrant grants PFG piggy-back registration rights.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 12, 2006, the Company and Sub borrowed an aggregate of $1,145,426 under the Loan Agreement described in Item 1.01.

On December 11, 2006, the Company and Sub executed a Cross-Corporate Continuing Guaranty in favor of PFG guaranteeing each of their respective obligations under the Loan Agreement.

Item 3.02  Unregistered Sales of Equity Securities

On December 11, 2006, the Company sold to PFG a warrant to purchase an aggregate of 200,000 shares of the Company’s common stock at the exercise price of $1.37 per share.  The proceeds from this sale totaled $1,531.00.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchaser of the securities in this issuance is an accredited investor.

The warrant may be exercised by the warrant holder until December 10, 2011.  The exercise price of the warrant is subject to adjustment under certain circumstances.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1                           Loan and Security Agreement dated December 11, 2006 between the Company, Bioject, Inc. and Partners for Growth, L.P.

10.2                           Warrant, dated December 11, 2006, issued to Partners for Growth, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance